QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2001 relating to the financial statements and financial statement schedule of North American Scientific, Inc., which appears in North American Scientific, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2001.

/s/ PricewaterhouseCoopers LLP

Century City, California
January 9, 2003

QuickLinks

  Exhibit 23.1